EXHIBIT 5.1


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                                                                    EXHIBIT 5.1

                                September 3, 1996

Aquagenix, Inc.
6500 Northwest 15th Avenue
Fort Lauderdale, FL  33309

         Re: REGISTRATION STATEMENT ON FORM S-3; AQUAGENIX, INC. (THE "COMPANY"); 582,500 SHARES OF COMMON STOCK

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of the resale of an aggregate of 582,500 shares of Common Stock, par value $.01 per share (the "Common Stock") to be sold by the Selling Shareholders designated in the Registration Statement. The shares of Common Stock to be sold consist of 270,000 shares issued to certain Selling Stockholders upon closing a Stock Exchange Agreement dated as of June 7, 1996 by and among the Company, Aquatic and Right of Way Control, Inc. ("ARC") and sole shareholders of ARC, Ray
A. Spirnock and Shirley J. Spirnock, and the remaining 312,500 shares were issued to certain Selling Stockholders upon the closing of a private placement of the 312,500 shares between June 28, 1996 and August 10, 1996.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation, By-Laws, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Based upon and in reliance of the foregoing, we are of opinion that the Common Stock is validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form S-3 to be filed with the Commission.

                                          Very truly yours,

                                          ATLAS, PEARLMAN, TROP & BORKSON, P.A.

RKB/jz